FLORIDA ROCK INDUSTRIES, INC.
                   DEFERRED COMPENSATION PLAN

     Florida Rock Industries, Inc. (hereinafter referred to as the "Company") hereby establishes a nonqualified deferred compensation plan for a select group of management or highly compensated employees of the Company to be known as the "Florida Rock Industries, Inc. Deferred Compensation Plan" (hereinafter referred to as the "Plan").

     The purpose of the Plan is to permit selected participants to accumulate additional retirement income by making elective deferrals in excess of those permitted under the Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan and by receiving matching contributions and/or profit sharing contributions that are precluded by the provisions of that plan or by applicable law. The Plan is intended to be a top-hat plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

     The Plan is effective as of [________], 2006. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Article VIII herein.

                            ARTICLE I
                           DEFINITIONS

     1.01 Accrued Benefit: The sum of all Deferred Amounts credited to the Participant's Deferred Compensation Account and due and owing to the Participant or Beneficiary pursuant to the Plan and
the   applicable  Participation  Agreement,  together  with   any
Earnings and Losses thereon.

1.02 Base Salary: The amount, determined on the first day of the Plan Year, due and payable to the Participant in that Plan Year which is designated by the Company (or any subsidiary thereof, if applicable) as the Participant's base salary, including any such amount otherwise due and payable with respect to which the Deferral Election hereunder applies.
     1.03 Beneficiary: The person, persons or entity designated by the Participant pursuant to Article IX to receive any benefits payable under the Plan.

     1.04 Board:  The Board of Directors of the Company.

1.05 Code:  The Internal Revenue Code of 1986, as amended.
     1.06  Committee:   A committee consisting  of  one  or  more
individuals appointed by the Board to administer the Plan, as set forth in Article VII.

     1.07 Company: Florida Rock Industries, Inc. and any successor thereto.

1.08 Compensation:  A Participant's Base Salary and Incentive
Compensation.
     1.09 Deferred Amounts:  Amounts of Compensation deferred and
credited   to  a  Participant's  Deferred  Compensation   Account
pursuant to Articles III and IV of the Plan.

     1.10 Deferral Election: A written notice filed by an Eligible Employee with the Committee pursuant to which the employee elects to defer receipt of Compensation under the Plan. The Deferral
Election shall be part of the Participation Agreement.

1.11 Deferred Compensation Account: A bookkeeping account established for a Participant under the Plan and to which Deferred Amounts and Earnings and Losses thereon are credited from time to time, pursuant to the terms of the Plan.
1.12 Earnings and Losses: Earnings and Losses based on a Participant's investment elections pursuant to Section 5.02 hereof which shall be credited to the Participant's Deferred Compensation Account.
     1.13 Effective Date: [_________], 2006.

     1.14 Eligible Employee: An Employee who the Committee designates as a member of a select group of management or highly compensated employees who is selected by the Committee to participate in the Plan.

     1.15 Employee: An individual who is employed by the Company or any of its subsidiaries.

     1.16 ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     1.17 Incentive Compensation: The cash bonuses or other similar cash incentive awards, if any, due and payable to a Participant with respect to services performed each year pursuant to the Company's annual bonus plan, including any such bonuses or other amounts due and payable with respect to which the Deferral Election hereunder applies.

     1.18 Matching Contributions: Contributions made by the Company pursuant to Section 4.01 hereof.

     1.19 Participant: Any Eligible Employee who elects to participate in the Plan by filing a Participation Agreement with the Committee.

     1.20 Participation Agreement: An agreement in such form as the Committee may prescribe, which agreement shall include an Eligible Employee's Deferral Election.

     1.21 Plan:  The Florida Rock Industries, Inc. Deferred
Compensation Plan, as may be amended from time to time, together with each executed, valid Participation Agreement.

     1.22 Plan Year:  The calendar year.

     1.23 Profit Sharing Contributions: Contributions made by the Company pursuant to Section 4.02 hereof.

     1.24 Qualified Plan. The Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan, as may be amended from time to time.

     1.25 Qualified Plan Limitations: The limitations on benefits and on contributions imposed under Sections 401, 402(g) and 415 of the Code or any other applicable section of the Code.

     1.26 Termination Date: The effective date of a Participant's termination of employment with the Company (and any subsidiary thereof, if applicable) for any reason.

                           ARTICLE II
                  ELIGIBILITY AND PARTICIPATION

     2.01 Eligibility and Participation. Participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan by filing a Participation Agreement, including the Participant's designated Deferral Elections, with the Committee within the time frames set forth in Section 3.01 below.

     2.02 Cessation of Eligibility. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, such individual shall cease to be eligible to make subsequent Deferral Elections.

     2.03 Cessation of Participation. An individual shall cease to be a Participant in the Plan on the day when his or her Accrued
Benefit is distributed pursuant to Article VI.

                           ARTICLE III
                            DEFERRALS

     3.01 Election to Defer Compensation.

          (a) Subject to such limitations as the Committee may impose, a Participant may elect to defer any whole percentage of the Participant's Base Salary for a Plan Year, or any whole percentage of the Participant's Incentive Compensation, to the extent such Base Salary and/or Incentive Compensation could not be deferred under the Qualified Plan pursuant to the maximum permissible elective deferral percentage in effect under the Qualified Plan for such year or on account of the Qualified Plan Limitations.

          (b) The Deferral Election with respect to a Participant's Base Salary must be filed with the Committee prior to the beginning of the Plan Year for which it is effective. The Deferral Election with respect to a Participant's Incentive Compensation must be filed with the Committee prior to the beginning of the Company's fiscal year in which services relating to such Incentive
     Compensation are performed or, in the event such Incentive Compensation constitutes performance-based compensation, prior to the date that is six (6) months before the end of the relevant performance period. A Participant may not amend or modify a Deferral Election after the applicable deadline for making such Deferral Election.

          (c) Notwithstanding paragraph (b) above, in the first year in which an individual is determined to be an Eligible Employee, such Eligible Employee may make a

     Deferral Election with respect
     to Base Salary and Incentive Compensation for services to be performed subsequent to such election within thirty (30) days after the date such individual is determined to be an Eligible Employee.

     3.02 Survival or Modification of Deferral Elections. Deferral Elections made with respect to a Participant's Base Salary and Incentive Compensation pursuant to Section 3.01 above shall remain in effect for subsequent Plan Years or fiscal years, as applicable, unless and until the Participant either timely files a new Deferral Election with the Committee or timely notifies the Committee in writing that he or she desires to make no subsequent Deferral Election.

                           ARTICLE IV
                      COMPANY CONTRIBUTIONS

     4.01 Matching Contributions by the Company.

          (a) For each Plan Year during which the Plan is in effect and subject to the Company's sole discretion, the Company may make Matching Contributions to a Participant's Deferred Compensation Account in an amount equal to the difference between (a) fifty percent (50%) of the sum of the Participant's Compensation (limited by Code Section 401(a)(17)) deferred under the Qualified Plan and this Plan for the effective Plan Year up to a maximum of six percent (6%) and (b) the amount of the "Employer Matching Contribution" (within the meaning of the Qualified Plan) allocated to such Participant's account under the Qualified Plan for such Plan Year.

          (b) Matching Contributions shall be credited to a Participant's Deferred Compensation Account as set forth in Section 5.01.

     4.02 Profit Sharing Contributions.

          (a) For each Plan Year during which the Plan is in effect and subject to the Company's sole discretion, the Company may make Profit Sharing Contributions to a Participant's Deferred Compensation Account in an amount equal to the difference between
     (a) the Participant's pro rata allocation he or she would have received as an "Employer Nonelective Contribution" (within the meaning of the Qualified Plan) under the Qualified Plan were it not for the Qualified Plan Limitations and (b) the amount of the Employer Nonelective Contribution allocated to such Participant's account under the Qualified Plan for such Plan Year.

          (b) Profit Sharing Contributions shall be credited to a Participant's Deferred Compensation Account as set forth in
     Section 5.01.

                            ARTICLE V
                    ACCOUNTS AND ALLOCATIONS

     5.01 Credits to Deferred Compensation Accounts. All Participant deferrals made pursuant to a Deferral Election under Section 3.01 shall be credited to a Participant's Deferred Compensation Account when elective deferrals under the Qualified Plan are paid to the Qualified

Plan. All Matching Contributions, if any, made under Section 4.02 shall be credited to the Participant's Deferred Compensation Account as soon as possible after the close of the Plan Year. All Profit Sharing Contributions, if any, made under Section 4.01 shall be credited to the Participant's Deferred Compensation Account as authorized by the Board.

     5.02 Hypothetical Investment Options.

          (a) Each Participant may specify, in accordance with procedures prescribed by the Committee, the manner in which his or her
     Deferred Compensation Account shall be deemed invested among the
     investment  funds available under the Qualified  Plan.   The
     Committee may, in its sole discretion, alter the available investment funds or procedures for allocating among them, at any time. Investment selections shall be solely for the purpose of crediting Earnings and Losses to Participants' Deferred Compensation Accounts and may not reflect the actual investment of such accounts. The Company may consider the Participant's investment selections but shall not, in any way, be bound to actually invest the Participant's Deferred Compensation Account in accordance with the selections.

          (b) If a Participant fails to provide investment selections, the Participant's Deferred Compensation Account shall be deemed invested in the investment fund consisting of a money market fund designated as having the least investment risk.

          (c) If a Beneficiary is entitled to receive a distribution of a Participant's Deferred Compensation Account, such account shall be deemed to remain invested in accordance with the Participant's investment selections in effect prior to death until paid in full to the Beneficiary.

     5.03 Earnings and Losses Credited to Deferred Compensation Account. Earnings and Losses based on a Participant's investment elections pursuant to Section 5.02 shall begin to accrue as of the date such Participant's Deferred Amounts are credited to his or her Deferred Compensation Account.

     5.04 Statement of Accounts. The Committee shall submit to each Participant quarterly statements setting forth the Participant's
Accrued Benefit as of the end of the most recently completed quarter.

     5.05 Vested Interest. Each Participant shall be 100% vested in his or her Accrued Benefit under the Plan.

          (a) Each Participant shall at all times be 100% vested in his or her deferrals of Base Salary and Incentive Compensation under the Plan.

          (b) Each Participant shall be vested in the portion of his or her Matching Contributions and Profit Sharing Contributions, plus Earnings and Losses credited or debited on such amounts, in accordance with the following schedule:


      Years of Plan Participation           Vested Percentage

          Less than 1 year                        0%
          1 year or more, but less than 2        20%
          2 years or more, but less than 3       40%
          3 years or more, but less than 4       60%
          4 years or more, but less than 5       80%
          5 years or more                       100%


                           ARTICLE VI
                          DISTRIBUTIONS

     6.01 Method of Distribution of Accrued Benefit. A Participant's Accrued Benefit shall be paid in a single, lump-sum cash payment.
Such distribution shall be made to the Participant or, if the Participant is deceased, to the Participant's Beneficiary.

     6.02 Time of Distribution.  Except as provided in Section 6.03,
upon   a  Participant's  Termination  Date,  the  Company   shall
distribute   the  Participant's  Accrued  Benefit  as   soon   as
administratively practicable following the end of the month coincident with or in which the Participant's Termination Date occurs.

     6.03 Distributions to Specified Employees. Notwithstanding any provision of the Plan to the contrary, if a Participant is deemed on his Termination Date to be a "specified employee" as such term is defined in Section 409A(a)(2)(B) of the Code, the Company shall not make a distribution of the Participant's Accrued Benefit until at least six (6) months after such individual's Termination Date (or, if earlier, the date of the Participant's death). The Accrued Benefit of a Participant who is deemed to be a "specified employee" shall continue to be adjusted by the hypothetical investment options selected by the Participant until such Accrued Benefit is distributed.

                           ARTICLE VII
              ADMINISTRATION AND CLAIMS PROCEDURES

     7.01  In  General.   The Plan shall be administered  by  the
Committee. The Committee shall act by vote or written consent of a majority of its members.

     7.02 Authority of the Committee. Subject to applicable laws and the provisions of the Plan, the Committee shall have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the Plan and any related rules or regulations or other documents enacted hereunder and deciding all questions of fact arising in their application, determined by the Committee to be necessary in the administration of the Plan.

     7.03 Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its stockholders, the Participants and their Beneficiaries.

     7.04 Delegation. With the consent of the Board, the Committee may, by resolution, delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom any such authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee.

     7.05 Indemnification of Committee. The Company shall indemnify and hold harmless the members of Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

     7.06 Claims Procedure.

          (a) Claims Procedure. If the Participant has not received benefits under this Plan that he believes should be paid, the Participant shall make a claim for such benefits as follows:

               (i) Initiation - Written Claim. The Participant initiates a claim by submitting to the Committee a written claim for the benefits.

               (ii) Timing of Company Response. The Committee shall respond to the Participant within ninety (90) days after receiving the claim. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional ninety (90) days by notifying the Participant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.

               (iii) Notice of Decision. If the Committee denies part or all of the claim, the Committee shall notify the Participant in writing of such denial. The Committee shall write the notification in a manner calculated to be understood by the Participant. The notification shall set forth:

                     (A) The specific reasons for the denial;

                     (B) A reference to the specific provisions
                         of this Plan on which the denial is
                         based;

                     (C) A description of any additional
                         information or material necessary for
                         the Participant to perfect the claim
                         and an explanation of why it is needed;

                     (D) An explanation of this Plan's review
                         procedures and the time limits
                         applicable to such procedures; and

                     (E) A statement of the Participant's right
                         to bring a civil action under ERISA
                         Section 502(a) following an adverse
                         benefit determination on review.

          (b) Review Procedure. If the Committee denies part or all of the claim, the Participant shall have the opportunity for a full and fair review by the Committee of the denial, as follows:

               (i) Initiation - Written Request. To initiate the review, the Participant, within sixty (60) days after receiving the Committee's notice of denial, must file with the Committee a written request for review.

               (ii) Additional Submissions - Information Access. The Participant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Committee shall also provide the Participant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Participant's claim for benefits.

               (iii) Considerations on Review. In considering the review, the Committee shall take into account all materials and information the Participant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

               (iv) Timing of Committee Response. The Committee shall respond in writing to such Participant within sixty (60) days after receiving the request for review. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional sixty (60) days by notifying the Participant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.

               (v) Notice of Decision. The Committee shall notify the Participant in writing of its decision on review. The Committee shall write the notification in a manner calculated to be understood by the Participant. If the claim is denied, the notification shall set forth:

                     (A) The specific reasons for the denial;

                     (B) A reference to the specific provisions
                         of this Plan on which the denial is
                         based;

                     (C) A statement that the Participant is
                         entitled to receive, upon request and
                         free of charge, reasonable access to,
                         and copies of, all documents, records
                         and other information relevant (as
                         defined in applicable ERISA
                         regulations) to the Participant's claim
                         for benefits; and

                     (D) A statement of the Participant's right
                         to bring a civil action under ERISA
                         Section 502(a).

                          ARTICLE VIII
                AMENDMENT OR TERMINATION OF PLAN

     The Board may at any time and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension or termination shall adversely affect the rights of any Participant or Beneficiary under the Plan unless consented to in writing by such Participant or, in the event the Participant is deceased, the Participant's Beneficiary.

                           ARTICLE IX
                     BENEFICIARY DESIGNATION

     9.01 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Committee, on such form and in accordance with such procedures as the Committee shall establish from time to time.

     9.02 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the Participant's estate.

                            ARTICLE X
                          MISCELLANEOUS

     10.01 Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

     10.02 No Assignment. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries and as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or Beneficiary, and any attempt to take any such action shall be null and void.

     10.03 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     10.04 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successors is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the "Company" herein any in any Participation Agreements shall be deemed to refer to such successors.

     10.05 Tax Withholding. The Company shall have the power and right to deduct or withhold from all payments under the Plan any applicable taxes that the Committee reasonably determines to be required by law to be withheld from such payments.

     10.06     Unfunded Plan.  The Plan is intended to be an unfunded
plan   benefiting  a  select  group  of  management   or   highly
compensated  employees of the Company or any of its subsidiaries.
All payments pursuant to the Plan will be made from the general assets of the Company, and the rights of Participants and Beneficiaries under the Plan will be only those of general unsecured creditors of the Company.

     10.07 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

     10.08 Non-Exclusive Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

     10.09 Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and all deferrals and payments made hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any deferral or payment made hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by
Section 409A.



PAGE>